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                                                                   Exhibit 99

                           ABERCROMBIE & FITCH REPORTS
       RECORD OCTOBER SALES RESULTS OF $133.9 MILLION, AN INCREASE OF 28%

NEW ALBANY, Ohio / November 4, 2004 - Abercrombie & Fitch (NYSE: ANF) today reported net sales of $133.9 million for the four-week period ended October 30, 2004, a 28% increase over last year's October sales of $105.0 million. October comparable store sales increased 11% compared with the four-week period ended November 1, 2003.

For the third quarter, period ended October 30, 2004, the Company reported a net sales increase of 17% to $520.7 million from $445.0 million for the same period last year. Comparable store sales for the third quarter increased 1% to last year.

Year-to-date, the Company reported a net sales increase of 16% to $1.334 billion from $1.147 billion last year. Comparable store sales declined 1% for the year-to-date period.

The Company operated 363 Abercrombie & Fitch stores, 174 abercrombie stores, 224 Hollister Co. stores and 3 RUEHL stores at the end of October. The Company operates e-commerce websites at www.abercrombie.com, www.abercrombiekids.com and www.hollisterco.com.

To hear Abercrombie & Fitch's prerecorded October sales message, please dial
(800) 395-0662, or internationally dial (402) 220-1262.

The Company will announce third quarter earnings on Tuesday, November 9th, at 4:30 PM Eastern Time and at that time will provide additional information about its third quarter results and outlook for the fourth quarter. To listen to the LIVE conference call, dial (800) 811-0667 and ask for the Abercrombie & Fitch Quarterly Call or go to www.abercrombie.com. The international call-in number is
(913) 981-4901. This call will be recorded and made available by dialing the replay number (888) 203-1112 or the international number (719) 457-0820, followed by the conference ID number 627270 or through www.abercrombie.com.

                                    # # # # #

For further information, call:      Thomas D. Lennox
                                    Director, Investor Relations and Corporate
                                    Communications
                                    (614) 283-6751

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

A&F cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this release, the Company's Form 10-K or made by management of A&F involve risks and uncertainties and are subject to change based on various important factors, many of which may be beyond the Company's control. Words such as "estimate," "project," "plan," "believe," "expect," "anticipate," "intend," and similar expressions may identify forward-looking statements. The following factors, in addition to those included in the disclosure under the heading "RISK FACTORS" in "ITEM 1. BUSINESS" of A&F's Annual Report on Form 10-K for the fiscal year ended January 31, 2004, in some cases have affected and in the future could affect the Company's financial performance and could cause actual results for the 2004 fiscal year and beyond to differ materially from those expressed or implied in any of the forward-looking statements included in this release or otherwise made by management: changes in consumer spending patterns and consumer preferences; the effects of political and economic events and conditions domestically and in foreign jurisdictions in which the Company operates, including, but not limited to, acts of terrorism or war; the impact of competition and pricing; changes in weather patterns; postal rate increases and changes; paper and printing costs; market price of key raw materials; ability to source product from its global supplier base; political stability; currency and exchange risks and changes in existing or potential duties, tariffs or quotas; availability of suitable store locations at appropriate terms; ability to develop new merchandise; and ability to hire, train and retain associates. Future economic and industry trends that could potentially impact revenue and profitability are difficult to predict. Therefore, there can be no assurance that the forward-looking statements included in this release will prove to be accurate. In light of the significant uncertainties in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company, or any other person, that the objectives of the Company will be achieved. The forward-looking statements herein are based on information presently available to the management of the Company. Except as may be required by applicable law, the Company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.



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